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                                                                     Exhibit 4.8

                                                                  EXECUTION COPY

                                 STEELCASE INC.

                          6.375% Senior Notes Due 2006

                          REGISTRATION RIGHTS AGREEMENT

                                                              New York, New York
                                                               November 19, 2001

Goldman, Sachs & Co.
Salomon Smith Barney Inc.
Banc of America Securities LLC
Banc One Capital Markets, Inc.
BNP Paribas Securities Corp.
As Representatives of the Initial Purchasers
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

          THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of November 19, 2001, by and among Steelcase Inc., a corporation organized under the laws of Michigan (the "Company") and Goldman, Sachs & Co., Salomon Smith Barney Inc., Banc of America Securities LLC, Banc One Capital Markets, Inc. and BNP Paribas Securities Corp. in their respective capacities as initial purchasers (collectively, the "Initial Purchasers").

          Reference is made to the Purchase Agreement dated November 19, 2001, by and among the Company and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of $250,000,000 aggregate principal amount of its 6.375% Senior Notes Due 2006 (the "Securities").

          In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their respective direct and indirect transferees and assigns the registration rights set forth in this Agreement.

          In consideration of the foregoing, the parties hereto agree as follows:

          SECTION 1. Definitions. As used in this Agreement, the following
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capitalized defined terms shall have the following meanings:

          "Closing Date" shall mean the Closing Date as defined in the Purchase
           ------------
Agreement.

          "Company" shall have the meaning set forth in the preamble of this
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Agreement and also includes the Company's successors.

          "Depositary" shall mean The Depository Trust Company, or any other
           ----------
depositary appointed by the Company, including any agent thereof; provided, however, that any such depositary must at all times have an address in the Borough of Manhattan, in The City of New York.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

          "Exchange Offer" shall mean the exchange offer by the Company of
           --------------
Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

          "Exchange Offer Registration" shall mean a registration under the
           ---------------------------
Securities Act effected pursuant to Section 2(a) hereof.

          "Exchange Offer Registration Statement" shall mean an exchange offer
           -------------------------------------
registration statement on Form S-4 covering the Registrable Securities (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Exchange Securities" shall mean the Securities issued by the Company
           -------------------
under the Indenture, containing terms identical to the Securities (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Securities or, if no such interest has been paid, from the Closing Date,
(ii) the transfer restrictions thereon shall be eliminated and (iii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated) which are to be offered to Holders of Registrable Securities in exchange for Registrable Securities pursuant to the Exchange Offer.

          "Holders" shall mean the Initial Purchasers, for so long as they own
           -------
any Registrable Securities, and each of their respective successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture.

          "Indenture" shall mean the Indenture to be dated on or about November
           ---------
20, 2001, between the Company and Bank One Trust Company, N.A., as Trustee, relating to the Securities and the Exchange Securities and as the same may be amended and supplemented from time to time in accordance with the terms thereof.

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          "Initial Purchasers" shall have the meaning set forth in the preamble
           ------------------
of this Agreement.

          "Majority Holders" shall mean the Holders of a majority of the
           ----------------
aggregate principal amount of Registrable Securities outstanding; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company, or any of its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Initial Purchasers or subsequent holders of Registrable Securities, if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Securities), shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage or amount.

          "NASD" shall mean the National Association of Securities Dealers, Inc.
           ----

          "Participating Broker-Dealer" shall have the meaning set forth in
           ---------------------------
Section 3(f).

          "Person" shall mean an individual, partnership, joint venture, limited
           ------
liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Prospectus" shall mean the prospectus included in a Registration
           ----------
Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

          "Purchase Agreement" shall have the meaning set forth in the preamble
           ------------------
of this Agreement.

          "Registrable Securities" shall mean the Securities; provided, however,
           ----------------------
that the Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities shall have been declared effective under the Securities Act and such Securities shall have been disposed of pursuant to such Registration Statement, (ii) such Securities shall have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, (iii) such Securities shall have ceased to be outstanding, (iv) such Securities have been exchanged, other than by a Participating Broker-Dealer, for Exchange Securities upon consummation of the Exchange Offer or (v) such Securities have been exchanged by a Participating Broker-Dealer for Exchange Securities and such Exchange Securities have been sold to a purchaser who receives from such Participating Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement.

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          "Registration Default" shall have the meaning set forth in Section
           --------------------
2(e) of this Agreement.

          "Registration Expenses" shall mean any and all expenses incident to
           ---------------------
performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or NASD registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with state securities or blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates representing the Exchange Securities and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and expenses incurred in connection with the listing, if any, of any of the Exchange Securities or such Registrable Securities, covered by a Shelf Registration Statement, as applicable, on any securities exchange or exchanges, (vi) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vii) the fees and disbursements of counsel for the Company and the fees and expenses of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (viii) the fees and expenses of a "qualified independent underwriter" as defined by Conduct Rule 2720 of the NASD (if required by the NASD rules) in connection with the offering of the Registrable Securities and the reasonable fees and expenses of its counsel, (ix) the reasonable fees and expenses of the Trustee, any registrar, any depositary and any paying agent, including their respective counsel, and any escrow agent or custodian, (x) the reasonable fees and expenses of the Initial Purchasers in connection with the Exchange Offer, including the reasonable fees and expenses of counsel to the Initial Purchasers, (xi) in accordance with Section 2(c), the reasonable fees and expenses of one counsel to the Holders in connection with the Shelf Registration Statement, and (xii) in the case of an underwritten offering, any reasonable fees and expenses of the underwriters customarily required to be paid by issuers or sellers of such securities, and (xiii) the fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding (except as otherwise provided herein) fees and expenses of counsel to the underwriters or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

          "Registration Statement" shall mean any registration statement of the
           ----------------------
Company relating to any offering of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "SEC" shall mean the Securities and Exchange Commission.
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          "Securities Act" shall mean the Securities Act of 1933, as amended
           --------------
from time to time, and the rules and regulations of the SEC promulgated thereunder.

          "Shelf Registration" shall mean a registration effected pursuant to
           ------------------
Section 2(b) hereof.

          "Shelf Registration Statement" shall mean a "shelf" registration
           ----------------------------
statement of the Company pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Trustee" shall mean the trustee under the Indenture.
           -------

          SECTION 2. Registration Under the Securities Act.
                     -------------------------------------

               (a) Exchange Offer Registration. To the extent not prohibited by
                   ---------------------------
any applicable law or applicable interpretation of the staff of the SEC, the Company shall (A) file with the SEC within 90 calendar days after the Closing Date an Exchange Offer Registration Statement covering the offer by the Company to the Holders to exchange all the Registrable Securities for Exchange Securities, (B) use its reasonable best efforts to cause such Exchange Offer Registration Statement to be declared effective by the SEC within 180 calendar days after the Closing Date and (C) use its reasonable best efforts to consummate the Exchange Offer within 210 calendar days after the Closing Date. The Exchange Securities will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder (other than Participating Broker-Dealers (as defined in Section 3(f)) eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder is not an affiliate of the Company within the meaning of Rule 405 under the Securities Act, acquires the Exchange Securities in the ordinary course of such Holder's business and has no arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

          In connection with the Exchange Offer, the Company shall:

                       (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                       (ii) keep the Exchange Offer open for not less than

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     20 business days (or longer if required by applicable federal and state securities laws) after the date notice thereof is mailed to the Holders;

                       (iii) use the services of the Depositary for the Exchange Offer with respect to Securities evidenced by global certificates;

                       (iv) permit Holders to withdraw tendered Registrable Securities at any time prior to the close of business, New York City time, on the last business day on which the Exchange Offer shall remain open, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged; and

                       (v) otherwise comply in all material respects with all applicable federal and state securities laws relating to the Exchange Offer.

          As soon as practicable after the close of the Exchange Offer, the Company shall:

                       (i) accept for exchange Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which is an exhibit thereto;

                       (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities so accepted for exchange by the Company; and

                       (iii) cause the Trustee promptly to authenticate and deliver Exchange Securities to each Holder of Registrable Securities equal in principal amount to the principal amount of the Registrable Securities of such Holder so accepted for exchange. Interest on each Exchange Note will accrue from the last date on which interest was paid on the Registrable Securities surrendered in exchange therefor or, if no interest has been paid on the Registrable Securities, from the Closing Date. The Exchange Offer shall not be subject to any conditions, other than (A) that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC, (B) that no action or proceeding shall have been instituted or threatened in any court or before any governmental agency with respect to the Exchange Offer which, in the judgment of the Company, would impair the ability of the Company to proceed with the Exchange Offer, (C) that no law, rule or regulation or applicable interpretations of the staff of the SEC has been issued or promulgated which, in the good faith determination of the Company, does not

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     permit the Company to effect the Exchange Offer and (D) that the Holders tender the Registrable Securities to the Company in accordance with the Exchange Offer.

          Each Holder of Registrable Securities (other than Participating Broker-Dealers) who wishes to exchange such Registrable Securities for Exchange Securities in the Exchange Offer shall have represented that (a) it is not an affiliate (as defined in Rule 405 under the Securities Act) of the Company or, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable, (b) any Exchange Securities to be received by it will be acquired in the ordinary course of business, (c) at the time of the commencement of the Exchange Offer, it has no arrangement with any Person to participate in the distribution (within the meaning of the Securities Act) of the Securities or the Exchange Securities, (d) it is not acting on behalf of any person who could not truthfully make the foregoing representations and (e) it shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or another appropriate form under the Securities Act available or for the Exchange Offer Registration Statement to be declared effective. To the extent permitted by law, the Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

          If any Initial Purchaser determines that it is not eligible to participate in the Exchange Offer with respect to the exchange of Securities constituting any portion of an unsold allotment, at the request of such Initial Purchaser, the Company shall issue and deliver to such Initial Purchaser or the person purchasing Exchange Securities registered under a Shelf Registration Statement as contemplated by Section 2(b) hereof from such Initial Purchaser, in exchange for such Securities, a like principal amount of Exchange Securities (such exchange referred to as the "Private Exchange Offer"). The Company shall
                                   ----------------------
use its reasonable best efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such Exchange Securities as for Exchange Securities issued pursuant to the Exchange Offer.

               (b) Shelf Registration.
                   ------------------

                     (i) If, because of any change in law or applicable interpretations thereof by the staff of the SEC, the Company is not permitted to effect the Exchange Offer as contemplated by Section 2(a) hereof, (ii) if for any other reason the Exchange Offer Registration Statement is not declared effective within 180 calendar days following the Closing Date or the Exchange Offer is not consummated within 210 calendar days after the Closing Date (provided that, if the Exchange Offer
                                  --------
     Registration Statement shall be declared effective after such 180-day period or if the Exchange Offer shall be consummated after such 210-day period, then the Company's obligations under this clause (ii) arising from the failure of the Exchange Offer Registration Statement to be declared effective within such 180-day

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          period or the failure of the Exchange Offer to be consummated within such 210-day period, respectively, shall terminate), (iii) if any Holder (other than an Initial Purchaser) is not eligible to participate in the Exchange Offer or elects to participate in the Exchange Offer but does not receive fully tradeable Exchange Securities pursuant to the Exchange Offer or (iv) upon the written request of any of the Initial Purchasers within 90 days following the consummation of the Exchange Offer; provided that such Initial
                                              --------
          Purchaser shall hold Registrable Securities that it acquired directly from the Company and that such Initial Purchaser is not permitted, in the reasonable opinion of counsel to such Initial Purchaser, pursuant to applicable law or applicable interpretation of the staff of the SEC, to participate in the Exchange Offer, the Company shall, at its cost:

                         (A) as promptly as practicable, but no later than the 45th calendar day after such filing obligation arises, file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders of such Registrable Securities and set forth in such Shelf Registration Statement;

                         (B) use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC as promptly as practicable; provided that, with respect to Exchange Securities
                          --------
          received by a broker-dealer in exchange for any securities that were acquired by such broker-dealer as a result of market-making or other trading activities, the Company may, if permitted by current interpretations by the staff of the SEC, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Regulation S-K Items 507 and/or 508, as applicable, in satisfaction of its obligations under paragraph (A) solely with respect to broker-dealers who acquired their Securities as a result of market-making or other trading activities, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement. In the event that the Company is required to file a Shelf Registration Statement upon the request of any Holder (other than an Initial Purchaser) not eligible to participate in the Exchange Offer pursuant to clause (iii) above or upon the request of any Initial Purchaser pursuant to clause (iv) above, the Company shall file and use its reasonable best efforts to have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by such Holder or such Initial Purchaser, as applicable, after completion of the Exchange Offer;

                         (C) use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and

                                       8

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          amended as required, in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years, plus any extensions as provided in Section 2(d)(iii) below, after its effective date or such shorter period which will terminate when all of the Registrable Securities covered by the Shelf Registration Statement (i) have been sold pursuant to the Shelf Registration Statement, (ii) cease to be outstanding or (iii) become eligible for resale pursuant to Rule 144 under the Exchange Act without volume restrictions; and

                                (D) notwithstanding any other provisions hereof, ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, however, clauses (ii) and (iii) shall not apply to any
          --------  -------
          information relating to any Initial Purchaser or any Holder furnished to the Company in writing by such Initial Purchaser or Holder expressly for use in the Shelf Registration Statement.

               The Company shall not permit any securities other than the Registrable Securities to be included in the Shelf Registration Statement.

               The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement if reasonably requested by the Majority Holders with respect to information relating to the Holders and otherwise as required by
Section 3(b) below, to use its reasonable best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as practicable thereafter and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

                    (c) Expenses. The Company shall pay all Registration
                        --------
Expenses in connection with the registration pursuant to Sections 2(a) and 2(b) and, in the case of any Shelf Registration Statement, will reimburse the Holders or the Initial Purchasers for the reasonable fees and expenses of one counsel designated in writing by the Majority Holders to act as counsel for the Holders of the Registrable Securities in connection therewith. Each Holder shall pay all expenses of its counsel other than as set forth in the preceding sentence, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a Shelf Registration

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Statement.

                    (d)  Effective Registration Statement.
                         --------------------------------

                             (i) The Company shall be deemed not to have used its reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite periods set forth herein if the Company voluntarily takes any action that could reasonably be expected to result in any such Registration Statement not being declared effective or remaining effective or in the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period unless (A) such action is required by applicable law or (B) such action is taken by the Company in good faith and for valid business reasons (but not including avoidance of the Company's obligations hereunder), including, but not limited to, the acquisition or divestiture of assets or a material corporate transaction or event so long as the Company promptly complies with the requirements of Section 3(k) hereof, if applicable.

                             (ii) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof shall not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared
                    --------  -------
               effective, the offering of Registrable Securities pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement shall be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

                             (iii) (A) Notwithstanding anything else herein to
               the contrary, during any 365-day period, the Company may suspend the availability of a Shelf Registration Statement, and the use of the related Prospectus, as provided in Section 3(e)(vi) and the penultimate paragraph of Section 3 hereof (a "Shelf Material
                                                                 --------------
               Event Election"), for up to 4 periods of up to 45 consecutive
               --------------
               days (except for the consecutive 45-day period immediately prior to maturity of the Securities), but no more than an aggregate of 90 days during any 365-day period, if any event shall occur (x) as set forth in Section 2(d)(i) or (y) as a result of which it shall be necessary, in the good faith determination of the board of directors (or any duly appointed committee of such board) of the Company, to amend the Shelf Registration Statement or amend or supplement any prospectus or prospectus supplement thereunder in order that each such document not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, provided that any
                                                         --------
               period during which the Company requires Holders to

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

               refrain from disposing of their Registrable Securities due to a Shelf Material Event Election (a "Shelf Election Period") shall
                                                 ---------------------
               be deemed to trigger the obligation of the Company to pay additional interest in accordance with Section 2(e) to the extent that such Shelf Election Period, together with all other days that the Shelf Registration Statement has become unusable in any consecutive twelve-month period, exceeds 90 days in the aggregate. The two-year period provided for in Section 2(b)(i)(C) above shall be extended by an amount of time equal to all such Shelf Election Periods.

                                (B) Notwithstanding anything else herein to the
               contrary, the Company may suspend during the Applicable Period (as defined herein) the use of a Prospectus contained in an Exchange Offer Registration Statement, as provided in Section 3(e)(vi) and the penultimate paragraph of Section 3 hereof (a "Material Event Election"), for up to 30 days in the aggregate if
                -----------------------
               any event shall occur (x) as set forth in Section 2(d)(i) or (y) as a result of which it shall be necessary, in the good faith determination of the board of directors (or any duly appointed committee of such board) of the Company to amend the Exchange Offer Registration Statement or amend or supplement any prospectus or prospectus supplement thereunder in order that each such document not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that any period during which the Company
                               --------
               requires Participating Broker-Dealers to refrain from using a Prospectus in connection with resales contemplated by Section 3 due to a Material Event Election (an "Election Period") shall be
                                                     ---------------
               deemed to trigger the obligation of the Company to pay additional interest in accordance with Section 2(e) to the extent that such Election Period, together with all other days that the Exchange Offer Registration Statement has become unusable during the Applicable Period, exceeds 30 days in the aggregate. The Applicable Period provided for in Section 3(f)(C) below shall be extended by an amount of time equal to all such Election Periods.

                    (e) Increase in Interest Rate. In the event that (i) neither
                        -------------------------
the Exchange Offer Registration Statement nor the Shelf Registration Statement is filed with the SEC on or prior to the 90th calendar day after the Closing Date, (ii) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement is declared effective on or prior to the 180th calendar day after the Closing Date, (iii) the Exchange Offer is not consummated and the Shelf Registration Statement is not declared effective on or prior to the 210th calendar day after the Closing Date, or (iv) after either the Shelf Registration Statement or the Exchange Offer Registration Statement has been declared effective, such Registration Statement ceases to be effective or such Registration Statement or the related Prospectus ceases to be usable (except for the Shelf Election Periods with respect to any Shelf Registration Statement that do not exceed, in the aggregate, 90 days during any 365-day period or the Election Periods with respect to any Exchange Offer Registration Statement that do not exceed, in the aggregate, 30 days) in connection with resales of Securities or

Exchange Securities at any time that the Company is obligated hereunder to maintain the effectiveness thereof (each, a "Registration Default"), the per
                                             --------------------
annum interest rate borne by the Registrable Securities affected thereby shall be increased by one-quarter of one percent (0.25%) per annum following a Registration Default. Upon (w) the filing of the Exchange Offer Registration Statement or the Shelf Registration Statement after the 90-day period described in clause (i) above, (x) the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement after the 180-day period described in clause (ii) above, (y) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement after the 210-day period described in clause (iii) above, or (z) receipt of notice pursuant to the penultimate paragraph of Section 3 that the applicable Registration Statement or related Prospectus is once again effective or usable following an event described in clause (iv) above, the interest rate borne by such series of Registrable Securities from the date of such filing, effectiveness, consummation or notice, as the case may be, shall be reduced to the original interest rate if the Company is otherwise in compliance with this paragraph; provided, however,
                                                            --------  -------
that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate shall again be increased pursuant to the foregoing provisions. A Holder will not be entitled to receive any additional interest under this paragraph if the Holder was, at the time when the exchange offer was pending and provided that such exchange offer is consummated, eligible to exchange, and did not validly tender its Registrable Securities for Exchange Securities in the exchange offer.

               (f) Specific Enforcement. Without limiting the remedies available
                   --------------------
to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Sections 2(a) and 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 2(a) and 2(b).

          SECTION 3. Registration Procedures. In connection with the obligations
                     -----------------------
of the Company with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company shall:

               (a) prepare and file with the SEC a Registration Statement, within the time periods specified in Section 2, on the appropriate form under the Securities Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration Statement, be available for the sale of the Registrable Securities by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

               (b) prepare and file with the SEC such amendments and post effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all Securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

               (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities, at least 15 business days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the method elected by the Majority Holders; (ii) furnish to each Holder of Registrable Securities, to counsel for the Initial Purchasers, to counsel for the Holders and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter, or their counsel, may reasonably request, including financial statements and schedules and, if the Holder so reasonably requests, all exhibits (including those incorporated by reference) in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) subject to the penultimate paragraph of this Section 3, hereby consent to the use of the Prospectus, including each preliminary Prospectus, or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

               (d) use its reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with the Holders in connection with any filings required to be made with the NASD, keep each such registration or qualification effective during the period such Registration Statement is required to be effective and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not
                                 --------  -------
be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d) or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction;

               (e) notify promptly the Initial Purchasers, each Holder of Registrable Securities covered by a Shelf Registration Statement and counsel for such Holders and any Participating Broker-Dealer under any Exchange Offer Registration Statement that has provided in writing to the Company a telephone or facsimile number and address for notices and, if requested by such Holder or counsel, confirm such advice in writing promptly (which notice pursuant to clause (ii), (iii), (v), (vi) or (vii) hereof shall be accompanied by an instruction to suspend the use of the applicable Prospectus until the requisite changes have been made) (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event or the discovery of any facts during the period a Registration Statement is effective (including as contemplated in Section 2(d)(iii) hereof) which (A) is contemplated in Section 2(d)(i) or (B) makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vii) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

          (f) (A) In the case of an Exchange Offer, (i) include in the Exchange Offer Registration Statement a "Plan of Distribution" section covering the use of the Prospectus included in the Exchange Offer Registration Statement by broker-dealers who have exchanged their Registrable Securities for Exchange Securities for the resale of such Exchange Securities, (ii) furnish to each Initial Purchaser, each broker-dealer who desires to participate in the Exchange Offer and such other persons as may be required to deliver a prospectus following the Exchange Offer, without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such person may reasonably request, (iii) include in the Exchange Offer Registration Statement a statement that any broker-dealer who holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer"), and who receives Exchange
               ---------------------------
Securities for Registrable Securities pursuant to the Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities,
(iv) subject to the penultimate paragraph of this Section 3, hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any Participating Broker-Dealer in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto, and (v) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer the following provision:

                  "If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities, it represents that the Registrable Securities to be exchanged for Exchange Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act;"

                         (B) to the extent any Participating Broker-Dealer
participates in the Exchange Offer, the Company shall use its reasonable best efforts to cause to be delivered at the request of an entity representing the Participating Broker-Dealers (which entity shall be Salomon Smith Barney Inc., unless it elects not to act as such representative) any "cold comfort" letters with respect to the Prospectus in the form existing on the last date for which exchanges are accepted pursuant to the Exchange Offer and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (C) below;

                         (C) to the extent any Participating Broker-Dealer
participates in the Exchange Offer, the Company shall use its reasonable best efforts to maintain the effectiveness of the Exchange Offer Registration Statement for a period of 180 days following the closing of the Exchange Offer or such shorter period which will terminate when the Participating Broker-Dealers have completed all resales subject to applicable prospectus delivery requirements (such period, as the same may be extended as provided herein, being referred to herein as the "Applicable Period"); and
                                         -----------------

                         (D) the Company shall not be required to amend or
supplement the Prospectus contained in the Exchange Offer Registration Statement as would otherwise be contemplated by Sections 3(b) and 3(k) hereof, or take any other action as a result of this Section 3(f), at any time after the last day of the Applicable Period (as such period may be extended by the Company) and Participating Broker-Dealers shall not be authorized by the Company to, and shall not, deliver such Prospectus after such period in connection with resales contemplated by this Section 3;

                    (g) (i) in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and (ii) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Securities copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

                    (h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable and provide immediate notice to each Holder of the withdrawal of any such order;

                    (i) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

                    (j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and cause such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) in a form eligible for deposit with the Depositary and registered in such names as the selling Holders or the underwriters, if any, may reasonably request in writing at least one business day prior to the closing of any sale of Registrable Securities;

                    (k) without limiting Section 2(d)(iii), upon the occurrence of any event or the discovery of any facts, each as contemplated by Section 3(e)(vi) hereof, use its reasonable best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities or to purchasers of Securities from Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify each Holder and each Participating Broker-Dealer that has provided in writing to the Company a telephone or facsimile number and address for notices to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees, upon receipt of such notice, to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder and each Participating Broker-Dealer that has provided in writing to the Company a telephone or facsimile number and address for notices such numbers of copies of the Prospectus, as amended or supplemented, as such person may reasonably request;

                    (l) obtain CUSIP numbers, ISINs and common codes for all Exchange Securities, or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities or Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

                    (m) in the case of a Shelf Registration, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions (including those reasonably requested by the Majority Holders of the Registrable Securities) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, in a manner that is reasonable and customary:

                         (i)   make such representations and warranties to the
Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by such Holders and underwriters;

                         (ii)  obtain opinions of counsel to the Company and
updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority in principal amount of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings;

                         (iii) obtain "cold comfort" letters and updates thereof
from the Company's independent auditors addressed to the underwriters, if any, and use reasonable best efforts to have such letters addressed to the selling Holders of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

                         (iv)  enter into a securities sales agreement with the
Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be in form, substance and scope customary for similar offerings;

                         (v)   if an underwriting agreement is entered into in
the case of an underwritten offering, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 5 hereof with respect to the underwriters and all other parties to be indemnified pursuant to
Section 5 hereof; and

                         (vi) deliver such documents and certificates as may be
reasonably requested by the underwriters or the Holders and as are customarily delivered in similar offerings.

          The above shall be done at (i) the effectiveness of such Registration Statement (and, if appropriate, each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder. In the case of any underwritten offering, the Company shall provide written notice to the Holders of all Registrable Securities of such underwritten offering at least thirty days prior to the filing of a prospectus supplement for such underwritten offering. Such notice shall (x) offer each such Holder the right to participate in such underwritten offering, (y) specify a date, which shall be no earlier than ten business days following the date of such notice, by which such Holder must inform the Company of its intent to participate in such underwritten offering and (z) include the instructions such Holder must follow in order to participate in such underwritten offering;

               (n) in the case of a Shelf Registration, make available for inspection by representatives of the Holders of the Registrable Securities and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any U.S. counsel or accountant retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such Persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Registration Statement; provided, however, that the foregoing inspection and
                        --------  -------
information gathering shall be coordinated on behalf of the Initial Purchasers by Salomon Smith Barney Inc. and on behalf of the other parties by one counsel designated by the Holders of a majority of the Registrable Securities, and provided further that any such records, documents, properties and such
-------- -------
information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such records, documents, properties or information shall be kept confidential by any such representative, underwriter, counsel or accountant and shall be used only in connection with such Shelf Registration Statement, unless such information has become available (not in violation of this Agreement) to the public generally or through a third party without an accompanying obligation of confidentiality, and except that such representative, underwriter, counsel or accountant shall have no liability, and shall not be in breach of this provision, if disclosure of such confidential information is made in connection with a court proceeding or required by law, and the Company shall be entitled to request that such representative, underwriter, counsel or accountant sign a confidentiality agreement to the foregoing effect. Each such person will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public through no fault or action of such person. Each selling Holder of such Registrable Securities will be required to further agree that it will, upon learning that disclosure of confidential information is necessary, give notice to the Company to allow the Company at its expense to undertake appropriate action to prevent disclosure of the confidential information;

               (o) (i) in the case of an Exchange Offer, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Initial Purchasers, and make such changes in any such document prior to the filing thereof as the Initial Purchasers or their counsel may reasonably request; (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Securities, to the Initial Purchasers, to counsel on behalf of the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, and make such changes in any such document prior to the filing thereof as counsel to the Initial Purchasers, the Holders or any underwriter may reasonably request; and (iii) in the case of any Registration Statement, cause the representatives of the Company to be available for discussion of such document as shall be reasonably requested by the Holders of Registrable Securities, the Initial Purchasers on behalf of such Holders or any underwriter, and shall not at any time make any filing of any such document of which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall not have previously been advised and furnished a copy or to which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall reasonably object within a reasonable time period;

               (p) in the case of a Shelf Registration, use their reasonable best efforts to cause the Registrable Securities to be rated with the appropriate rating agencies, if so requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering, unless the Registrable Securities are already so rated;

               (q) otherwise use their reasonable best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least twelve months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

               (r) in the event that any broker-dealer shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Rules of Fair Practice and the By-Laws of the National Association of Securities Dealers, Inc.) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, assist such broker-dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by:

                    (i) if such Rules or By-Laws shall so require, engaging a "qualified independent underwriter" (as defined in such Rules) to participate in the preparation of the Registration Statement, to exercise usual standards of due diligence with respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities;

                    (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof; and

                    (iii) providing such information to such Broker-Dealer as may be reasonably required in order for such Broker-Dealer to comply with the requirements of such Rules; and

               (s) provide reasonable cooperation and assistance in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter and its counsel.

          In the case of a Shelf Registration Statement, the Company may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Company or its counsel such information regarding such Holder and the proposed distribution by such Holder of such Registrable Securities, as the Company may from time to time reasonably request, and agree in writing to be bound by the Agreement, including the indemnification provisions.

          Each Holder and Participating Broker-Dealer agrees that, upon receipt of any notice from the Company to suspend use of a Prospectus upon the happening of any event or the discovery of any facts, each of the kind described in Sections 2(d)(i) or 3(e)(ii)-(vii) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Shelf Registration Statement and such Participating Broker-Dealer will forthwith discontinue use of the Prospectus contained in an Exchange Offer Registration Statement in connection with resales contemplated by this Section 3 until such Holder's or Participating Broker-Dealer's receipt of (i) the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof or (ii) written notice from the Company that the Registration Statement is once again effective and that no supplement or amendment is required. If so directed by the Company, such Holder or Participating Broker-Dealer will deliver to the Company (at the Company's expense) all copies in its possession, other than permanent file copies then in such Holder's or Participating Broker-Dealer's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

          If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Shelf Registration Statement or the use by Participating Broker-Dealers of a Prospectus contained in an Exchange Offer Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Sections 2(d)(i) and 3(e)(vi) hereof, the Company shall be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement or Exchange Offer Registration Statement effective during such period of suspension; provided that (i) such period of suspension shall not exceed the time periods provided in Section 2(d)(iii) hereof and (ii) the Company shall, if necessary, use its reasonable best efforts to file and have declared effective (if an amendment) as soon as practicable after such suspension an amendment or supplement to the Registration Statement and shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders or Participating Broker-Dealers shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

          SECTION 4. Underwritten Registrations. If any of the Registrable
                     --------------------------
Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be reasonably acceptable to the Company.

          No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          SECTION 5. Indemnification and Contribution.
                     --------------------------------


               (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, each Holder, including Participating Broker-Dealers, each underwriter who participates in an offering of Registrable Securities, their respective affiliates, and their respective directors, officers, employees, agents, and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Initial Purchaser, any Holder or any such controlling or affiliated Person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereof, pursuant to which Exchange Securities or Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser or any Holder furnished to the Company in writing by such Initial Purchaser or by or relating to any Holder or underwriter who participates in an offering of Registrable Securities, in each case expressly for use therein; provided, however, that the Company shall not be
                           --------  -------
liable to any such Initial Purchaser, Holder, Participating Broker-Dealer or controlling person, with respect to any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus to the extent that any such loss, liability, claim, damage or expense of any Initial Purchaser, Holder, Participating Broker-Dealer or controlling person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus as then amended or supplemented, if the Company had previously furnished copies thereof to such Initial Purchaser, Holder, Participating Broker-Dealer or controlling person and the loss, liability, claim, damage or expense of such Initial Purchaser, Holder, Participating Broker-Dealer or controlling person results from an untrue statement or omission of a material fact contained in the preliminary prospectus that was corrected in the final Prospectus.

               (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Initial Purchaser, each underwriter who participates in an offering of Registrable Securities, and the other selling Holders, and each of their respective directors, officers, employees and agents (including each director and officer of the Company who signed the Registration Statement) and each Person, if any, who controls the Company, any Initial Purchaser, any underwriter or any other selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses described in the indemnity contained in Section 5(a), as incurred), but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement or any amendment thereof or any Prospectus or any amendments or supplements thereto.

               (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the "indemnified party") shall promptly notify the person against
                  -----------------
whom such indemnity may be sought (the "indemnifying party") in writing (but the
                                        ------------------
failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above) and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Initial Purchasers and all Persons, if any, who control any Initial Purchaser within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its respective directors, its respective officers who sign the Registration Statement and all Persons, if any, who control the Company within the meaning of either such Section and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all Persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Initial Purchasers and such control Persons of the Initial Purchasers, such firm shall be designated in writing by Salomon Smith Barney Inc. In the case of any such separate firm for the Holders and such Persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

               (d) If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party or parties on the one hand and the indemnified party or parties on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or parties or such indemnified party or parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The obligations of the Initial Purchasers and the Holders of Registrable Securities to contribute pursuant to this Section 5 are several in proportion to the respective number of Securities each has purchased hereunder, and not joint.

               (e) The Company, the Initial Purchasers, and each Holder of Registrable Securities agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, nor shall any underwriter be responsible for any amount in excess of the underwriting commission or discount applicable to the securities purchased by such underwriter under the Registration Statement which resulted in such losses. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each Person, if any, who controls an Initial Purchaser or Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser or Holder, and each director of the Company and each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. Notwithstanding the foregoing, in the event the Company enters into an underwriting agreement with one or more underwriters who participate in an offering of Registrable Securities, the indemnification and contribution provisions, if any, of such agreement shall, as to such underwriters, supercede the indemnification and contribution provisions of this Agreement.

               The indemnity and contribution provisions contained in this
Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any Holder, or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company, its officers or directors or any Person controlling the Company,

(iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

               SECTION 6. Miscellaneous.
                          -------------

               (a) Rule 144 and Rule 144A. For so long as the Company is subject
                   ----------------------
to the reporting requirements of Section 13 or 15 of the Exchange Act, the Company covenants that it will file the reports required to be filed by it under
Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder, that if it ceases to be so required to file such reports, it will upon the request of any Holder of Registrable Securities (i) make publicly available or cause to be made publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act, (ii) deliver or cause to be delivered such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the Securities Act and it will take such further action as any Holder of Registrable Securities may reasonably request, and (iii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 under the Securities Act, as such rule may be amended from time to time, (y) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (z) any similar rules or regulations hereafter adopted by the SEC. Upon the written request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

               (b) No Inconsistent Agreements. The Company has not entered into
                   --------------------------
nor will the Company on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

               (c) Amendments and Waivers. The provisions of this Agreement,
                   ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the material provisions hereof may not be given unless the Company has obtained the written consent of the Majority Holders of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure; provided that, with
                                                          --------
respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Securities being sold rather than registered under such Registration Statement.

               (d) Notices. All notices and other communications provided for or
                   -------
permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder (other than an Initial Purchaser), at the most current address set forth on the records of the Registrar under the Indenture, (ii) if to an Initial Purchaser, at the most current address given by such Initial Purchaser to the Company by means of a notice given in accordance with the provisions of this Section 6(d), which address initially is the address set forth in the Purchase Agreement; and (iii) if to the Company, initially at its respective addresses set forth in the Purchase Agreement and thereafter at such other addresses, notice of which are given in accordance with the provisions of this
Section 6(d).

               All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

               Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

               (e) Successors and Assigns. This Agreement shall inure to the
                   ----------------------
benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be
                                        --------
deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

               (f) Third Party Beneficiary. The Holders shall be third party
                   -----------------------
beneficiaries to the agreements made hereunder between the Company on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

               (g) Counterparts. This Agreement may be executed in any number of
                   ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (h) Headings. The headings in this Agreement are for convenience
                   --------
of reference only and shall not limit or otherwise affect the meaning hereof.

               (i) Governing Law. This Agreement shall be governed by and
                   -------------
construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

               (j) Severability. In the event that any one or more of the
                   ------------
provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.


                            [Signatures on next page]

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                          STEELCASE INC.


                                           By: /s/ James P. Keane
                                               -----------------------
                                               Name:  James P. Keane
                                               Title: Senior Vice President and
                                                      Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written:

Goldman, Sachs & Co.
Salomon Smith Barney Inc.
Banc of America Securities LLC
Banc One Capital Markets, Inc.
BNP Paribas Securities Corp.


By:  SALOMON SMITH BARNEY INC.


By:  /s/ Marc Schneider
    -----------------------
    Name: Marc Schneider
    Title: Director


For themselves and the other several Initial Purchasers named in Schedule I to the Purchase Agreement.